Exhibit 99.2
BXP ANNOUNCES FIRST QUARTER 2025 RESULTS

Executed More Than 1.1 Million Square Feet of Leases and Completed $4.2 Billion in Financings in Q1

BOSTON, MA, April 29, 2025 - BXP, Inc. (NYSE: BXP), the largest publicly traded developer, owner, and manager of premier workplaces in the United States, reported results today for the first quarter ended March 31, 2025.
Financial Highlights
First Quarter 2025:

•Revenue increased 3.1% to $865.2 million for the quarter ended March 31, 2025, compared to $839.4 million for the quarter ended March 31, 2024.

•Net income attributable to BXP, Inc. of $61.2 million, or $0.39 per diluted share (EPS), for the quarter ended March 31, 2025, compared to $79.9 million, or $0.51 per diluted share, for the quarter ended March 31, 2024.

•Funds from Operations (FFO) of $260.6 million, or $1.64 per diluted share, for the quarter ended March 31, 2025, compared to FFO of $271.3 million, or $1.73 per diluted share, for the quarter ended March 31, 2024.
Guidance
BXP provided guidance for second quarter 2025 EPS of $0.38 - $0.40 and FFO of $1.65 - $1.67 per diluted share, and full year 2025 EPS of $1.60 - $1.72 and FFO of $6.80 - $6.92 per diluted share.
See “EPS and FFO per Share Guidance” below.
Leasing & Occupancy
•Executed 91 leases in the first quarter totaling more than 1.1 million square feet with a weighted-average lease term of 10.9 years, representing a 25% increase in the number of square feet leased over the first quarter of 2024. Notable leases for the quarter included an approximately 244,000 square foot lease at 200 Fifth Avenue in New York, New York and an approximately 162,000 square foot lease in Waltham, Massachusetts, both of which were on vacant space.

•BXP’s CBD portfolio of premier workplaces was 89.8% occupied and 92.3% leased (including vacant space for which we have signed leases that have not yet commenced in accordance with GAAP) for the first quarter. Approximately 88.0% of BXP’s Share of annualized rental obligations is derived from clients located in our CBD portfolio, underscoring the strength of BXP’s strategy to invest in the highest quality buildings in dynamic urban gateway markets.

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•BXP’s total portfolio occupancy for the first quarter was 86.9%. As previously communicated during our Q4 2024 Earnings Call on January 29, 2025, total portfolio occupancy declined by an aggregate of 60 basis points primarily due to the known expiration of 350,000 square feet at 200 Fifth Avenue in New York, New York.

•BXP’s total portfolio percentage leased remained stable quarter-over-quarter at 89.4% (including vacant space for which we have signed leases that have not yet commenced in accordance with GAAP) despite the anticipated decline in occupancy, demonstrating the continued strength of BXP’s leasing activity and pipeline, as illustrated by the lease executed for the majority of the expired space at 200 Fifth Avenue in the first quarter.

•Leases for more than 300,000 square feet were executed for our development properties, bringing the percentage pre-leased to 62% as of April 25, 2025, up from 50% at January 24, 2025.

◦In April 2025, BXP signed a lease with a global law firm for approximately 126,000 square feet at 725 12th Street, a redevelopment project in Washington, DC. This project is now 87% pre-leased.
Transactions

•BXP completed the formation of a joint venture with CrossHarbor Capital and Albanese Organization to develop 290 Coles Street, a fully entitled, 670-unit market-rate residential project offering panoramic views of the Hudson River and Manhattan skyline in Jersey City, New Jersey. The estimated total investment (inclusive of interest carry on the equity investments) is approximately $455.8 million. BXP owns approximately 19.5% of the common equity interests in the venture and will also provide up to $65.0 million in preferred equity as additional project funding. In addition, the joint venture entered into a $225 million construction loan that bears interest at a rate of Term SOFR plus 2.50% per annum, and matures on March 5, 2029 with an additional one-year extension option, subject to certain conditions.

Balance Sheet & Liquidity

•Boston Properties Limited Partnership (“BPLP”) repaid $850.0 million in aggregate principal amount of its 3.200% unsecured senior notes at maturity on January 15, 2025. The repayment was completed with available cash and the proceeds from BPLP’s August 2024 $850.0 million offering of its 5.750% unsecured senior notes.

•A joint venture in which BXP has a 50% ownership interest entered into a $252 million 10-year, non-recourse CMBS loan secured by 7750 Wisconsin Avenue in Bethesda, Maryland. The loan is scheduled to mature on March 1, 2035, and bears interest at a fixed rate of 5.491% per annum. 7750 Wisconsin Avenue is an approximately 736,000 square foot premier workplace that is 100% leased to an affiliate of Marriott International, Inc.

•BPLP amended its revolving credit facility to provide for aggregate borrowings of up to $2.95 billion through an unsecured revolving credit facility and an unsecured term loan facility, subject to customary conditions. The amendment increased the total commitment of the revolving line of credit from $2.0 billion to $2.25 billion, extended the maturity date to March 29, 2030, and extended the $700.0 million unsecured term loan facility with an initial maturity date of March 30, 2029, plus two six-month extension options, each subject to customary conditions. The $700 million unsecured term loan was scheduled to mature in

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May 2025. The revolving credit facility currently has a facility fee equal to 0.20% per annum with loans bearing interest at a variable rate equal to Term SOFR plus 0.85%. The term loan currently bears interest at a variable rate equal to Term SOFR plus 0.95%.

•BPLP increased the amount by which it may issue unsecured commercial paper notes under its commercial paper program from $500.0 million to $750.0 million. Under the terms of the program, BPLP may issue, from time to time, unsecured commercial paper notes up to a maximum aggregate amount outstanding at any one time of $750.0 million with varying maturities of up to one year. The notes are sold in private placements and rank pari passu with all of BPLP’s other unsecured senior indebtedness, including its outstanding senior notes. The commercial paper program is backstopped by available capacity under BPLP’s unsecured credit facility. At April 28, 2025, BPLP had an aggregate of $750.0 million of unsecured commercial paper notes outstanding that bore interest at a weighted-average rate of approximately 4.72% per annum and had a weighted-average maturity of 46 days from the issuance date.

Sustainability & Impact

•On April 22, 2025, in connection with Earth Day, BXP published its 2024 Sustainability & Impact Report, which highlights that, among other things, BXP achieved its net-zero goal of carbon-neutral operations for Scopes 1 and 2 greenhouse gas emissions.
EPS and FFO per Share Guidance:
BXP’s guidance for the second quarter of 2025 and full year 2025 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, the timing of the lease-up of available space, the timing of development cost outlays and development deliveries, and the earnings impact of the events referenced in this release and those referenced during the related conference call. The estimates do not include (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, (2) the impacts of any other capital markets activity, (3) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) future impairment charges. EPS estimates may fluctuate as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. BXP is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities. There can be no assurance that BXP’s actual results will not differ materially from the estimates set forth below.

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	Second Quarter 2025		Full Year 2025
	Low	High	Low	High
Projected EPS (diluted)	$0.38	$0.40	$1.60	$1.72
Add:
Projected Company share of real estate depreciation and amortization	1.27	1.27	5.20	5.20
Projected Company share of (gains)/losses on sales of real estate, gain on investment from unconsolidated joint venture and impairments	—	—	—	—
Projected FFO per share (diluted)	$1.65	$1.67	$6.80	$6.92

The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter and full year ended March 31, 2025. In the opinion of management, BXP has made all adjustments considered necessary for a fair statement of these reported results.

BXP will host a conference call on Wednesday, April 30, 2025 at 10:00 AM Eastern Time, open to the general public, to discuss the first quarter results, provide a business update, and discuss other business matters that may be of interest to investors. Participants who would like to join the call and ask a question may register at https://register-conf.media-server.com/register/BI25224e42cd414e3fbab65995ce0781bd to receive the dial-in numbers and unique PIN to access the call. There will also be a live audio, listen-only webcast of the call, which may be accessed in the Investors section of BXP’s website at https://investors.bxp.com/events-webcasts. Shortly after the call, a replay of the call will be available on BXP’s website at https://investors.bxp.com/events-webcasts for up to twelve months following the call.
Additionally, a copy of BXP’s first quarter 2025 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of BXP’s website at investors.bxp.com.

BXP, Inc. (NYSE: BXP) is the largest publicly traded developer, owner, and manager of premier workplaces in the United States, concentrated in six dynamic gateway markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. BXP has delivered places that power progress for our clients and communities for more than 50 years. BXP is a fully integrated real estate company, organized as a real estate investment trust (REIT). Including properties owned by unconsolidated joint ventures, BXP’s portfolio totals 53.4 million square feet and 185 properties, including nine properties under construction/redevelopment. For more information about BXP, please visit our website or follow us on LinkedIn or Instagram.

This press release includes references to “BXP’s Share of annualized rental obligations.” We define rental obligations as the contractual base rents (but excluding percentage rent) and budgeted reimbursements from clients under existing leases. These amounts exclude rent abatements. Further, "annualized rental obligations" is defined as monthly rental obligations, as of the last day of the reporting period, multiplied by twelve (12). "BXP's Share" is based on annualized rental obligations for our consolidated portfolio, plus our share of annualized rental obligations from the unconsolidated joint ventures properties (calculated based on our ownership percentage), minus our partners' share of annualized rental obligations from our consolidated joint venture properties (calculated based on our partners' percentage ownership interests). Our definitions of the foregoing operating metrics may be different than those used by other companies.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “will,” and similar expressions that do not relate to historical matters. These statements are based on our current plans, expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on

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forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond BXP’s control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statements. These factors include, without limitation, the risks and uncertainties related to adverse changes in general economic and capital market conditions, including continued inflation, elevated interest rates, supply chain disruptions, dislocation and volatility in capital markets, potential longer-term changes in consumer and client behavior resulting from the severity and duration of any downturn in the U.S. or global economy, general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases on favorable terms, sustained changes in client preferences and space utilization, dependence on clients’ financial condition, and competition from other developers, owners and operators of real estate), the impact of adverse political conditions, including policy changes by the presidential administration, such as the direct and indirect negative impacts that new and increased tariffs may have on (1) our current and prospective clients and their demand for office space and (2) the costs and availability of construction materials and the economic returns on our construction and development activities, the impact of geopolitical conflicts, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on BXP’s accounting policies and on period-to-period comparisons of financial results, the uncertainties of costs to comply with regulatory changes and other risks and uncertainties detailed from time to time in BXP’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. BXP does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as otherwise required by law.
Financial tables follow.

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BXP, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	March 31, 2025	December 31, 2024
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$26,476,490	$26,391,933
Construction in progress	907,989	764,640
Land held for future development	730,944	714,050
Right of use assets - finance leases	372,845	372,922
Right of use assets - operating leases	330,129	334,767
Less: accumulated depreciation	(7,699,234)	(7,528,057)
Total real estate	21,119,163	21,050,255
Cash and cash equivalents	398,126	1,254,882
Cash held in escrows	81,081	80,314
Investments in securities	38,310	39,706
Tenant and other receivables, net	117,353	107,453
Note receivable, net	5,535	4,947
Related party note receivables, net	88,816	88,779
Sales-type lease receivable, net	14,958	14,657
Accrued rental income, net	1,490,522	1,466,220
Deferred charges, net	806,057	813,345
Prepaid expenses and other assets	138,868	70,839
Investments in unconsolidated joint ventures	1,137,732	1,093,583
Total assets	$25,436,521	$26,084,980
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$4,277,710	$4,276,609
Unsecured senior notes, net	9,797,824	10,645,077
Unsecured line of credit	300,000	—
Unsecured term loans, net	796,158	798,813
Unsecured commercial paper	500,000	500,000
Lease liabilities - finance leases	368,379	370,885
Lease liabilities - operating leases	395,638	392,686
Accounts payable and accrued expenses	398,760	401,874
Dividends and distributions payable	172,674	172,486
Accrued interest payable	120,432	128,098
Other liabilities	450,165	450,796
Total liabilities	17,577,740	18,137,324

Commitments and contingencies	—	—
Redeemable deferred stock units	8,940	9,535
Equity:
Stockholders’ equity attributable to BXP, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 158,402,227 and 158,253,895 issued and 158,323,327 and 158,174,995 outstanding at March 31, 2025 and December 31, 2024, respectively	1,583	1,582
Additional paid-in capital	6,846,015	6,836,093
Dividends in excess of earnings	(1,513,555)	(1,419,575)
Treasury common stock at cost, 78,900 shares at March 31, 2025 and December 31, 2024	(2,722)	(2,722)
Accumulated other comprehensive loss	(11,379)	(2,072)
Total stockholders’ equity attributable to BXP, Inc.	5,319,942	5,413,306
Noncontrolling interests:
Common units of the Operating Partnership	591,555	591,270
Property partnerships	1,938,344	1,933,545
Total equity	7,849,841	7,938,121
Total liabilities and equity	$25,436,521	$26,084,980

BXP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
	2025	2024
	(in thousands, except for per share amounts)
Revenue
Lease	$811,102	$788,590
Parking and other	30,242	32,216
Hotel	9,597	8,186
Development and management services	9,775	6,154
Direct reimbursements of payroll and related costs from management services contracts	4,499	4,293
Total revenue	865,215	839,439
Expenses
Operating
Rental	331,578	314,157
Hotel	7,565	6,015
General and administrative	52,284	50,018
Payroll and related costs from management services contracts	4,499	4,293
Transaction costs	768	513
Depreciation and amortization	220,107	218,716
Total expenses	616,801	593,712
Other income (expense)
Income (loss) from unconsolidated joint ventures	(2,139)	19,186
Loss on sales-type lease	(2,490)	—
Interest and other income (loss)	7,750	14,529
Gains (losses) from investments in securities	(365)	2,272
Unrealized gain (loss) on non-real estate investment	(483)	396
Impairment loss	—	(13,615)
Loss from early extinguishment of debt	(338)	—
Interest expense	(163,444)	(161,891)
Net income	86,905	106,604
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(18,749)	(17,221)
Noncontrolling interest—common units of the Operating Partnership	(6,979)	(9,500)
Net income attributable to BXP, Inc.	$61,177	$79,883
Basic earnings per common share attributable to BXP, Inc.
Net income	$0.39	$0.51
Weighted average number of common shares outstanding	158,202	156,983
Diluted earnings per common share attributable to BXP, Inc.
Net income	$0.39	$0.51
Weighted average number of common and common equivalent shares outstanding	158,632	157,132

BXP, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended March 31,
	2025	2024
	(in thousands, except for per share amounts)
Net income attributable to BXP, Inc.	$61,177	$79,883
Add:
Noncontrolling interest - common units of the Operating Partnership	6,979	9,500
Noncontrolling interests in property partnerships	18,749	17,221
Net income	86,905	106,604
Add:
Depreciation and amortization expense	220,107	218,716
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(20,464)	(18,695)
Company’s share of depreciation and amortization from unconsolidated joint ventures	17,327	20,223
Corporate-related depreciation and amortization	(716)	(419)
Non-real estate related amortization	2,130	2,130
Loss on sales-type lease	2,490	—
Impairment loss	—	13,615
Less:
Gain on sale / consolidation included within income (loss) from unconsolidated joint ventures	—	21,696
Unrealized gain (loss) on non-real estate investment	(483)	396
Noncontrolling interests in property partnerships	18,749	17,221
Funds from operations (FFO) attributable to the Operating Partnership (including BXP, Inc.)	289,513	302,861
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	28,922	31,588
Funds from operations attributable to BXP, Inc.	$260,591	$271,273
BXP, Inc.’s percentage share of funds from operations - basic	90.01%	89.57%
Weighted average shares outstanding - basic	158,202	156,983
FFO per share basic	$1.65	$1.73
Weighted average shares outstanding - diluted	158,632	157,132
FFO per share diluted	$1.64	$1.73

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to BXP, Inc. (computed in accordance with GAAP) for gains (or losses) from sales of properties, including a change in control, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales or a change in control of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our calculation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to BXP, Inc. as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to BXP, Inc. (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BXP, INC.
PORTFOLIO LEASING PERCENTAGES

CBD Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	March 31, 2025	December 31, 2024	March 31, 2025	December 31, 2024
Boston	96.3%	95.9%	97.9%	97.5%
Los Angeles	83.9%	84.9%	86.6%	87.4%
New York	88.1%	90.8%	92.3%	93.6%
San Francisco	81.7%	84.3%	83.7%	85.2%
Seattle	81.9%	81.6%	84.4%	83.5%
Washington, DC	91.9%	91.9%	93.7%	93.6%
CBD Portfolio	89.8%	90.9%	92.3%	92.8%

Total Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	March 31, 2025	December 31, 2024	March 31, 2025	December 31, 2024
Boston	90.8%	89.7%	92.8%	91.5%
Los Angeles	83.9%	84.9%	86.6%	87.4%
New York	84.9%	87.1%	89.2%	90.0%
San Francisco	78.9%	80.8%	80.6%	81.7%
Seattle	81.9%	81.6%	84.4%	83.5%
Washington, DC	91.3%	91.4%	93.0%	93.0%
Total Portfolio	86.9%	87.5%	89.4%	89.4%

(1)Represents signed leases for which revenue recognition has commenced in accordance with GAAP.
(2)Represents signed leases for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates.
AT BXP
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
mlabelle@bxp.com

Helen Han
Vice President, Investor Relations
hhan@bxp.com

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